UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 14, 2007


                               Birch Branch, Inc.
             (Exact name of registrant as specified in its charter)


          Colorado                  333-126654              84-1124170
(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)         Identification No.)


            2560 W. Main Street, Suite 200 Littleton, Colorado 80120
               (Address of principal executive offices) (Zip Code)


                                 (303) 794-9450
               Registrant's telephone number, including area code

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 4.01   Changes in Registrant's Certifying Accountant

On January 29, 2007, the Board of Directors of Birch Branch, Inc. (the "Company", "we", or "our") approved the appointment of, Ronald R. Chadwick, PC, as our independent auditors. Our auditors for the fiscal years ending 2006 and 2005 were Miller and McCollom, Certified Public Accountants. The Board of Directors recommended the change in our auditors pursuant to advice from Miller and McCollom that they declined to continue as auditors for the Company because Miller and McCollom had determined they were going to discontinue their SEC audit practice and were not going to continue to maintain their PCAOB registrations.

Based on this advice, the Board of Directors has recommended a change in auditors. There have been no disputes with Miller and McCollom in regard to the Company's financial reporting or in regards to Miller and McCollom's audit report.

(1) Previous Independent Auditors:

On January 29, 2007, the Board of Directors approved a change in auditors from Miller and McCollom, Certified Public Accountants to Ronald R. Chadwick, PC. As of January 29, 2007, the Company dismissed as its principal accountant previously engaged to audit the Company's financial statements, Miller and McCollom. Miller and McCollom were engaged to audit the Company's financial statements for the fiscal years ended December 31, 2006 and 2005. Miller and McCollom's report on the Company's financial statements for the fiscal years ended December 31, 2006, and 2005 contained substantial doubt about the Company's ability to continue as a going concern. Such report did not contain any other adverse opinion or a disclaimer of opinion nor was it in any other way qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two (2) most recent fiscal years and during all subsequent interim periods preceding Miller and McCollom's dismissal, there were no disagreements between the Company and the accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Other than the comments with respect to substantial doubt about the Company's ability to continue as a going concern as described above, there were no reportable events (as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K") that occurred within the Company's two most recent fiscal years nor any subsequent interim period preceding the dismissal of Miller and McCollom.

The Company provided Miller and McCollom with a copy of the disclosures made in this Current Report on Form 8-K prior to the filing of the same. The Company requested Miller and McCollom to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made in this Form 8-K. A copy of the letter from Miller and McCollom to the SEC advising that they are in agreement with the disclosure in this Form 8-K is appended as an exhibit to this filing.



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(2) New Independent Auditors:

On or about January 30, 2007, the Company engaged the accounting firm of Ronald
R. Chadwick, PC as its principal accounting firm to audit the Company's financial statements as successor to Miller and McCollom. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with Ronald R. Chadwick, PC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; nor did Ronald R. Chadwick, PC provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; nor has any disagreement or other reportable event (as such are defined in paragraphs (a)(1)(iv)-(v) under Item 304 of Regulation S-K) occurred as disclosed above.

Item 9.01      Financial Statements and Exhibits

     (d)  Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:


Exhibit
Number         Description
-------        --------------------------------------
16.1           Letter from Miller and McCollom dated
               September 12, 2007 regarding change in           Filed herewith
               certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Birch Branch, Inc.


September 14, 2007                         By: /s/ Earnest Mathis
                                               ------------------
                                               Earnest Mathis
                                               Chief Executive Officer




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